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                                                                    EXHIBIT 99.1

PRESS RELEASE

FIDELITY NATIONAL FINANCIAL, INC. STOCKHOLDERS APPROVE MERGER OF FIDELITY WITH CHICAGO TITLE CORPORATION

IRVINE, Calif., Feb. 9 /PRNewswire/ -- Fidelity National Financial, Inc. (NYSE:
FNF - news), headquartered in Irvine, California, today announced that its stockholders overwhelmingly approved the merger of Chicago Title Corporation into Fidelity. Chicago Title's stockholders meeting to approve the transaction will take place on Friday, February 11, 2000 in Chicago, Illinois.

The transaction is subject to the completion of the regulatory approval process. As previously announced, the Federal Trade Commission has approved the merger and has published for public comment a proposed Consent Order. Fidelity has obtained 17 of 20 required Form E pre merger consents from various State Departments of Insurance and expects to receive the remaining three approvals this week. Form E's are antitrust reviews conducted in states where Chicago Title and Fidelity are licensed but not domiciled.

Form A approvals concerning the change of control of Chicago Title have been received from the Missouri and Michigan Departments of Insurance. Form A's are applications for prior approval of merger required in states where Chicago Title and Fidelity are domiciled. The California and Oregon Departments of Insurance are completing their review process. The merger is anticipated to close in the first quarter of 2000.

William P. Foley, II Chairman and Chief Executive Officer of Fidelity, said, "We are in the final stages of the merger and expect to close the transaction in the first quarter. The management team and employees of both Fidelity and Chicago are anticipating a smooth transition and our efforts will be dedicated to building the five operating brands, Fidelity Title, Alamo Title, Chicago Title, Ticor Title and Security Union through our approximately 1,000 office locations across the country and our 7,000 agents nationwide."

Headquartered in Irvine, California, Fidelity National Financial, Inc. is one of the largest national title insurance underwriters and also provides diversified real estate services. The company does business in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Fidelity, through its principal subsidiaries, issues title insurance policies and performs other title-related services such as escrow, collection and trust activities, real estate information and technology services, trustee's sale guarantees, credit reporting, attorney services, flood certifications, real estate tax services, reconveyances, recording, foreclosure publishing and posting services and exchange intermediary services in connection with real estate transactions.

Chicago Title is a leading national real estate services company that provides a full range of services for real estate transactions providing title insurance, escrow, closing services, property valuation, credit reporting, flood compliance, home warranty, default management and real estate information and technology services. Chicago Title is the parent of Chicago Title and Trust Company, Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. A comprehensive package of real estate services is available through CastleLink(SM), which delivers title products as well as the products of Chicago Title Flood Services, Inc., Chicago Title Credit Services Inc., Chicago Title -- Market Intelligence, Chicago Title Field Services and Consolidated Reconveyance.

Certain statements in this Press Release are forward-looking statements concerning the benefits which Fidelity anticipates as a result of its proposed acquisition of Chicago Title. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, without limitation, changes in general economic conditions, either nationally or in the regions in which Fidelity and Chicago Title operate; competitive pressures in the title insurance and other title and real estate related services industries and legislative or regulatory changes that adversely affect our operations, along with other factors discussed in our filings with the Securities and Exchange Commission.